UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 28, 2008	000-52495
Date of Report (Date of earliest event reported)	Commission File Number

PACIFIC COPPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0504006
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3430 E. Sunrise Dr.
Suite 160
Tucson, AZ 85718

(Address of principal executive offices) (Zip Code)

Item 8.01         Other Events.

Pacific Copper Corp. (the “Company”) is a Delaware corporation with its shares of common stock registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended. The Company files annual and other reports with the United States Securities and Exchange Commission (the “SEC”). On October 28, 2008, the Company received a cease trade order (the “CTO”) from the British Columbia Securities Commission (the “BCSC”), the effect of which is limited to the Province of British Columbia.

By its terms, the CTO was issued for not filing a technical report under Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) with respect to its material copper oxide projects in Chile after having made public disclosures regarding such properties. The Company is now seeking legal advice in connection with this matter and expects to be in communication with the BCSC promptly in order to clarify the BCSC’s position and determine how the Company will able to come into compliance with the requirements of the BCSC.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit     Exhibit Description

99.1 October 28, 2008 Cease Trade Order of the British Columbia Securities Commission

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 29, 2008	By: /s/ Jodi Henderson
Jodi Henderson
Corporate Secretary